LIMITED POWER OF ATTORNEY


TO SIGN FORMS 3, 4, 5, 144, FORM ID AND UPDATING OF EDGAR ACCESS CODES

The undersigned director/officer of Anixter International Inc. ("Issuer") hereby authorizes Bill Galvin, Ted Dosch, Justin Choi, Charles Kim, Michele Nelson or any employee of the Issuer designated by any of them who is responsible for assisting insiders with compliance with the Federal securities laws, to sign on behalf of the undersigned any Forms 3, 4, 5, 144, Form ID and for updating and maintaining EDGAR Access Codes, that are required to be filed from time to time with the Securities and Exchange Commission or the New York Stock Exchange.
Such forms shall be completed from the information furnished by me to the Issuer and the information in the Issuer's records.
This authority shall remain in effect until either I am no longer obligated to report transactions pursuant to Section 16(a) of the Securities Exchange Act of 1934 or the authority has been revoked in writing by me.

Dated this 4th day of December, 2018


Signed:
Printed Name:   Jamie Henikoff Moffitt



Notary Public



STATE OF Oregon

COUNTY OF Lane



	This instrument was acknowledged before me on December 4, 2018 by Jamie Henikoff Moffitt.

	                                         Rachelle Evelyn Lennon
                                         _________________________________
                                         Notary Public


                                           December 15, 2020
                                         _________________________________
                                         My Commission Expires: